UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2021

Predictive Oncology Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36790	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900 Eagan, Minnesota		55121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (651) 389-4800

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	POAI	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On June 14, 2021, Predictive Oncology Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement, dated June 14, 2021 (the “Agreement”) with several institutional and accredited investors (the “Purchasers”) pursuant to which the Company agreed to issue and sell in a registered direct offering (the “Offering”) an aggregate of 15,520,911 shares (the “Shares”) of its common stock and warrants to purchase up to an aggregate of 15,520,911 shares of common stock at a combined offering price of $1.375 per share and the accompanying warrant, for gross proceeds of $21,341,252.63. The warrants have an exercise price equal to $1.25 per share, are exercisable on the effective date of an increase in the number of shares of the Company’s authorized common stock to 200,000,000 (the “Authorized Share Increase Date”) and will expire three years after the initial exercise date. The closing of the Offering is expected to occur on June 16, 2021, subject to the satisfaction of customary closing conditions.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. In addition, the Purchasers have agreed to vote all shares of Common Stock issued or issuable to such Purchaser pursuant to the Purchase Agreement, over which the Purchaser or its affiliates have voting control, in favor of any resolution presented by the management to the shareholders of the Company at a meeting of shareholders called for the purpose of obtaining approval of the shareholders to effect the increase in the number of shares of the Company’s authorized common stock to 200,000,000.

Pursuant to an Engagement Letter, dated January 7, 2021, with H.C. Wainwright & Co., LLC (the “Placement Agent”), as amended on June 15, 2021 (as amended, the “Engagement Letter”), the Company agreed to pay the Placement Agent a cash fee equal to 7.5% of the gross proceeds received in the Offering and a management fee equal to 1.0% of the gross proceeds received in the Offering. The Company also agreed to pay the placement agent for $65,000 for non-accountable and legal expenses and $15,950 for clearing fees. Upon any exercise of the warrants issued to the Purchasers in the Offering for cash, we have agreed to pay the Placement Agent a total cash fee equal to 7.5% of the aggregate gross proceeds from the exercise of the warrants. The Engagement Letter contains indemnification, representations, warranties, conditions precedent to closing and other provisions customary for transactions of this nature.

Also pursuant to the Engagement Letter, the Company, in connection with the Offering, agreed to grant the Placement Agent or its designees warrants to purchase an aggregate of up to of 1,164,068 shares of its common stock (which represents 7.5% of the Shares sold to investors in the Offering) at an exercise price equal to 125% of the offering price of the Shares in the offering, or $1.71875. These warrants (the “Placement Agent Warrants”) are exercisable on the Authorized Share Increase Date and will expire on the earlier of (i) the date that is the 3 year anniversary of the Authorized Share Increase Date and (ii) June 14, 2026.

The Engagement Letter, the amendment to the Engagement Letter, form of Warrant, form of Placement Agent Warrant, and the Securities Purchase Agreement are filed as Exhibits 1.1, 1.2, 4.1, 4.2 and 10.1, respectively, and are incorporated into this Current Report on Form 8-K by reference. The foregoing description of such documents is qualified in its entirety by reference to the full text thereof. The press release announcing the Offering is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

The Company currently intends to use the net proceeds from the offering for working capital purposes.

The shares sold under the Agreement, the issuance of the Warrants and the Placement Agent Warrants, and the shares issuable pursuant to the Warrants and the Placement Agent Warrants (the “Warrant Shares”) are offered and sold pursuant to the Company’s Registration Statement on Form S-3, which was initially filed on April 28, 2021, and which was declared effective by the Securities and Exchange Commission (the “SEC”) on May 5, 2021 (Registration No. 333-255582) (the “Registration Statement”) and a prospectus supplement, dated June 14, 2021, that the Company has filed with the SEC relating to such securities.

The opinion of the Company’s counsel regarding the validity of the Shares, the Warrants, the Placement Agent Warrants and the Warrant Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K. This opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Engagement Letter (incorporated by reference to Form 8-K filed January 12, 2021)
1.2	Amendment to Engagement Letter
4.1	Form of Warrant
4.2	Form of Placement Agent Warrant
5.1	Opinion of Maslon LLP
10.1	Form of Securities Purchase Agreement, dated June 14, 2021, by and between Predictive Oncology Inc. and certain Purchasers
23.1	Consent of Maslon LLP (contained in Exhibit 5.1).
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREDICTIVE ONCOLOGY inc.

By:	/s/ Bob Myers
Name: Bob Myers Title: Chief Financial Officer

Date: June 15, 2021